UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): July 21, 2026

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43076	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

The Plaza, 1800 Century Park East, Suite 600

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001	GOAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2026, Eva Live Inc (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, an accredited investor (the “Investor”). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Investor agreed to purchase, a secured convertible note of the Company, in the aggregate original principal amount of $2,160,000 (the “Initial Note”), which is convertible into common stock of the Company. Pursuant to the Purchase Agreement the Investor shall also have the right, for a period of 24 months after the Closing, to purchase one additional note with a principal amount of $1,250,000.00 (the “Additional Note”). The transactions contemplated under the Purchase Agreement will close upon satisfaction of the closing conditions including the filing of a Rule 424(b) prospectus supplement to the Company’s shelf registration statement on Form S-3 registering the Conversion Shares, as defined in the Initial Note, that may be issued to the Investor upon conversion of the Initial Note (“Closing”). Upon Closing, the Company will issue the Initial Note and receive gross proceeds of $2.0 million. The Company intends to use the net proceeds from the sale of the Initial Note for working capital requirements, general corporate purposes, and the advancement of business objectives.

The Initial Note

The Initial Note will be issued at an original issue discount of eight percent (8%). The Initial Note bears interest at a rate of eight percent (8%) per annum and will mature 24 months after the Closing. The Additional Note, if issued, will be issued with the same terms, provisions, economics and collateral as the Initial Note.

The Initial Note is convertible at the option of the Investor into common shares of the Company at a conversion rate equal to the Outstanding Balance, as defined in the Initial Note, being converted divided by the Conversion Price, as defined in the Initial Note. The Conversion Price is equal to 87% of the lowest daily VWAP for the ten (10) Trading Day period immediately preceding the applicable measurement date; provided, however, that in no event will the Conversion Price be lower than the Floor Price, as defined in the Initial Note, which is $0.472.

The Company shall have the right to prepay the Outstanding Balance after providing 10 Trading Days’ prior written notice to the Investor. If the Company exercises its right to prepay the Initial Note, the Company shall make payment to the Investor of an amount in cash equal to 110% multiplied by the portion of the Outstanding Balance the Company elects to prepay.

Pursuant to the Initial Note, in the event the Nasdaq Official Closing Price of the Company’s common shares is below the Floor Price for ten (10) consecutive Trading Days, the Investor shall then have the right, exercisable at any time in its sole and absolute discretion, to redeem up to the Maximum Monthly Redemption Amount, as defined in the Initial Note, per calendar month.

At any time following the occurrence of a Major Trigger Event or Minor Trigger Event, each as defined in the Initial Note, the Investor may, upon prior written notice to the Company, increase the Outstanding Balance of the Initial Note by 10% for each occurrence of any Major Trigger Event and 5% for each occurrence of any Minor Trigger Event (the “Trigger Effect”), provided that the Trigger Effect may only be applied three times with respect to Major Trigger Events and three times with respect to Minor Trigger Events and the Trigger Effect does not apply to any Trigger Event pursuant to Section 4.1(j) of the Initial Note.

If the Company fails to cure a Trigger Event, as defined in the Initial Note, within five trading days following the date of a written demand notice by the Investor, the Trigger Event will automatically become an Event of Default, as defined in the initial Note. In Event of Default has occurred, the Investor may accelerate the Initial Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount, as defined in the Initial Note, and interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to fifteen percent (15%) per annum.

This initial Note is secured by the collateral set forth in the Security Agreement.

The Security Agreement

In connection with the Purchase Agreement and the Initial Note, at Closing the Company and the Investor will also enter into a security agreement (the “Security Agreement”). Pursuant to the Security Agreement, the Company agreed to grant a security interest in the Collateral, as defined in the Security Agreement. Such Collateral includes, among other assets, all equity interests in all wholly or partially owned subsidiaries of the Company, all customer accounts, rights under insurance contracts, and rights relating to clients underlying such insurance contracts, all goods and equipment now owned or hereafter acquired by the Company, etc.

The foregoing does not purport to be a complete description of each of the Purchase Agreement, the Initial Note and the Security Agreement, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 10.1, 4.1, and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The description of the Initial Note issued by the Company described in Item 1.01 is incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Initial Note and the Additional Note issued or to be issued by the Company described in Item 1.01 is incorporated herein.

Item 8.01 Other Events.

The issuance of the shares of Conversion Shares, as defined in the Initial Note, was registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-294416), which was filed with the Securities and Exchange Commission (the “Commission”) on March 18, 2026, and declared effective on March 24, 2026, and a prospectus supplement to the base prospectus forming a part of such registration statement, which was filed by the Company with the Commission on July 23, 2026.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description

4.1	Form of Initial Note
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Securities Purchase Agreement, dated July 21, 2026
10.2	Form of Security Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

July 23, 2026	By:	/s/ David Boulette
Date		David Boulette
President and CEO